Exhibit 99.1

                                  PRESS RELEASE



                                          For further information contact:
                                          Edward F. Ruttenberg
                                          Phone: (412) 422-2377
                                          Fax #: (412) 422-2378
                                          Release No.: 02-07



(BW) (NY-AMERICAN-LOCKER-GROUP) AMERICAN LOCKER ANNOUNCES THE REPURCHASE OF 370,000 SHARES OF ITS COMMON STOCK

BUSINESS EDITOR:

JAMESTOWN, N.Y. (BUSINESS WIRE) November 21, 2002 American Locker Group Incorporated (NASDAQ:ALGI) announced that the Company has repurchased 370,000 shares of its common stock for $10.10 per share or $3,737,000 in the aggregate. The purchase agreement was finalized November 20, 2002 and involved the purchase of 275,000 shares from the estate of Harold J. Ruttenberg and 95,000 shares from the estate of Katherine M. Ruttenberg. The purchase reduces the Company's total shares of common stock outstanding to 1,514,146.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of the Company, (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

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